                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                          NIAGARA MOHAWK HOLDINGS, INC.
                        NIAGARA MOHAWK POWER CORPORATION
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              (Name of Each Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     [Letter to Shareholders from William E. Davis dated September 14, 2000]

                        [LOGO - Niagara Mohawk Holdings;
                         Letterhead of William E. Davis]

                                                              September 14, 2000

Dear Shareholder:

On September 5, Niagara Mohawk announced a merger agreement that will make
Niagara Mohawk a key part of the National Grid Group plc.

National Grid Group will acquire Niagara Mohawk Holdings in exchange for a mixture of cash and National Grid Group American Depositary Shares (ADS)
representing the common stock of The National Grid Group in the U.S.

Expected to be completed by late 2001, the merger is subject to governmental regulatory approvals and is subject to a number of conditions including sale of our Nine Mile Point nuclear assets or implementation of other arrangements satisfactory to National Grid, and the approval of National Grid and Niagara
Mohawk shareholders.

Under the terms of the merger agreement, Niagara Mohawk shareholders will receive $19.00 for each Niagara Mohawk share held. The $19.00 value represents a
37 percent premium to our closing price of $13 7/8 on Friday, September 1. We have agreed to a fixed price transaction structure with a collar mechanism, under which our shareholders will receive a fixed value of $19.00 per share so long as the National Grid ADS price is between $32.50 and $51.00. The closing price of National Grid ADS on Friday, September 1 was $41.75. If the ADS price moves outside of the collar limits, our shareholders begin to share in the upside or downside value of National Grid Group.

The total consideration being offered will be comprised of two-thirds new
National Grid ADSs (ADSs represent the common stock of National Grid Group in the U.S.) and one-third cash.

Our shareholders can elect to receive either cash or National Grid ADSs, or a combination of both, subject to the total consideration offered being two-thirds
National Grid ADSs and one-third cash. National Grid may, at their discretion, increase the cash proportion of the total consideration to satisfy the cash elections of our shareholders. Otherwise, the cash elections of our shareholders will be settled on a pro-rata allocation basis.

Shareholders who elect to receive National Grid ADSs will also enjoy dividend payments. The dividend on National Grid ADSs, based on the September 1 closing price, represents an annual yield of about 2.5 percent.

The National Grid Group is a rapidly growing international transmission, distribution and telecommunications company headquartered in London that ranks high in independent customer satisfaction surveys and enjoys a strong reputation for delivering on its promises to lower electricity costs for customers.

Page 2                                                        September 14, 2000

Earlier this year, National Grid acquired New England Electric System (NEES) and
Eastern Utilities Associates (EUA), creating National Grid USA. National Grid
USA's family of companies include Massachusetts Electric, Narragansett Electric,
Granite State Electric and Nantucket Electric.

This merger represents National Grid's third U.S. acquisition and will create the ninth largest electric utility in the U.S. with an electric customer base of
3.2 million. With Niagara Mohawk, National Grid will be the largest independent owner of transmission assets (by miles) and will have the second largest distribution business (by power delivered) in the New England/New York market.

We believe this merger clearly represents the best interests of Niagara Mohawk shareholders.

If you have any further questions or concerns, please call Shareholders Services at 315-428-6750 (Syracuse) or 800-448-5450 (elsewhere in the continental U.S.).
You can also visit our website at www.NiagaraMohawk.com.

                                                            Sincerely,

                                                            /s/ William E. Davis

                                                            William E. Davis

************************************************************************************

National Grid and Niagara Mohawk will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and
Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT
AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN
IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed with the SEC by Niagara Mohawk will be available free of charge by contacting Niagara Mohawk at the following address and telephone number:
Investor Relations, Niagara Mohawk Holdings, Inc., 300 Erie Boulevard West,
Syracuse, NY 13202, telephone: 315-428-3134. Documents filed with the SEC by
National Grid can be obtained by contacting National Grid at the following address and telephone number: David Forward, National Grid Group plc, 15
Marylebone Road, London, NW1 5JD, telephone: 020-7312-5600.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING
THE MERGER.

This document does not constitute a solicitation by Niagara Mohawk or its board of directors of any approval or action of its shareholders. Niagara Mohawk and its board of directors will be soliciting proxies from Niagara Mohawk shareholders in favor of the merger. You can obtain more information about
Niagara Mohawk's directors and officers and their beneficial interests in
Niagara Mohawk's common stock and in the transaction, which will constitute a
"change in control" for purposes of the employment agreements of certain Niagara
Mohawk executives, by accessing Niagara Mohawk's 2000 Proxy Statement available on the SEC's website, http://www.sec.gov, and Niagara Mohawk's website,
http://www.niagaramohawk.com. Updated information with respect to the security holdings of these individuals, and their interests in the transaction and the solicitation, will be included in the final proxy statement to be filed with the
SEC.

CAUTIONARY STATEMENT -- Certain information in this letter concerning the transaction with National Grid is forward-looking, including statements regarding the consideration per share that Niagara Mohawk's shareholders are projected to receive from the transaction and Niagara Mohawk's expectation as to the closing date of the transaction. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Niagara Mohawk's control.
Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the National Grid transaction include, but are not limited to: the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the dollar equivalent of the market price of
National Grid ordinary shares.

NATIONAL GRID LOGO                                           NIAGARA MOHAWK LOGO

           NATIONAL GRID (LSE, NYSE: NGG) /NIAGARA MOHAWK (NYSE: NMK)
                                MERGER HIGHLIGHTS
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WHAT THE TRANSACTION CREATES:
-----------------------------
   o  The merger will create the ninth largest electric utility in the U.S. with
      U.S. revenues of approximately $6.7 billion, a customer base of 3.2 million and a service territory covering 29,450 square miles.
   o  As National Grid's third and largest acquisition in the U.S., Niagara
      Mohawk will double the size of National Grid USA, and will create a U.S.
      business equal in size to National Grid's U.K. business.
   o  The merger will make National Grid the largest transmission business (by miles) and the second largest distribution business (by customers) in the
      New England/New York market.
   o  Niagara Mohawk will keep its operating headquarters in Syracuse. Upon completion of the transaction, Niagara Mohawk's operating company is expected to keep its name, with the tagline "a National Grid Company."

TRANSACTION SUMMARY:
--------------------
Terms:             Niagara Mohawk stock for National Grid ADSs (i.e. shares)
                   and/or cash
Closing:           Expected to be completed by late 2001, subject to regulatory approvals, and shareholder approval of both companies

COMBINED TERRITORY:
-------------------
o  National Grid USA's operating companies include Massachusetts Electric,
   Narragansett Electric (R.I.), Granite State Electric (N.H.), and Nantucket
   Electric (Mass.)
o  Niagara Mohawk's service territory covers much of upstate New York, including
   Buffalo, Watertown, Syracuse, Utica, and Albany
o  National Grid USA's service territory includes a large portion of
   Massachusetts, virtually all of Rhode Island, and a few communities in New
   Hampshire

KEY FACTS                               NATIONAL GRID USA   NIAGARA MOHAWK   PRO FORMA COMBINED
---------                               -----------------   --------------   ------------------

Electric Service Territory (sq. miles):        5,351            24,099             29,450
Miles of Transmission Lines:                   2,996             9,327             12,323
Miles of Distribution Lines:                  30,999           118,670            149,669
Total Electric Customer (000's):               1,677             1,554              3,231
Gas Service Territory (sq. miles):               n/a             4,829              4,829
Total Gas Customers (000's):                     n/a               542                542

COMBINED LEADERSHIP:
--------------------
o  James Ross will remain Chairman and nonexecutive director of National Grid
   Group
o  David Jones will remain Chief Executive and executive director of National
   Grid Group
o  Rick Sergel will remain President and Chief Executive Officer of National
   Grid USA and an executive director of National Grid Group
o  William E. Davis, Chairman and Chief Executive Officer of Niagara Mohawk,
   will become Chairman of National Grid USA and an executive director of
   National Grid Group for two years after the merger closes
o  Another Niagara Mohawk director will join National Grid Group's Board
o  Three Niagara Mohawk executives will join National Grid USA's Board